Vertical Capital Partners, Inc
                           Member NASD, SPIC and MSRB
                               488 Madison Avenue
                               New York, NY 10022
                               Tel (212) 446-0006
                               Fax (212) 446-0020



                                                                   June 17, 2004


Board of Directors
XRG, Inc.
5301 Cypress Street
Suite 111
Tampa, Fl 33607
Attention:  Mr. Kevin Brennan, President

Dear Gentlemen;

                  Reference is made to our recent discussions relating to a follow on private placement offering (the "Follow On Offering") of securities of XRG, Inc., (the "Company") through a private placement group of which Vertical Capital Partners, Inc. ("Vertical" or the "Managing Financial Advisor") would serve as the Managing Financial Advisor. The Company may recommend to the Managing Financial Advisor other broker dealers who may be considered to participate as members of the private placement group. Based upon our discussions, financial material which you have submitted to us and representations which you have made to us describing the Company and its principals, and subject to (i) the satisfactory completion of our due diligence review of the Company's business and future plans; (ii) the future business and financial condition of the Company; (iii) economic and market conditions in general, we hereby confirm our agreement in principle to act as Financial Advisors for the Company, with no commitment whatsoever to purchase the securities, in connection with Follow On Offering of the Company's securities upon the following basic terms and conditions.


         1. The Follow On Offering shall consist of 5,416,666 Common Shares Offered by the Company (the "Securities"), at $0.12 per share, with Gross Proceeds of $650,000. The actual size of the Follow On Offering, the precise number of Shares to be offered, and the per share offering price of the Securities shall be negotiated between the Company and the Managing Financial Advisor within thirty days of the date of this agreement and will depend upon the capitalization of the Company at the time of the Follow On Offering, the market for the Company's securities, general economic conditions and changes in the prospects or forecasts of the Company, as well as other factors. The Company's capital structure shall be acceptable to the Managing Financial Advisor.


          2. The discounts and commissions payable to Vertical, and or any other NASD member that acts as a Financial Advisor in connection with the Follow On Offering shall be 10% of the proceeds received from the sale of the securities offered in such offerings which sale are secured by the party acting as a Financial Advisor. The Managing Financial Advisor Vertical shall be entitled to a nonaccountable expense allowance equal to 1% of the gross proceeds of the



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Follow On Offering. The Company shall pay a $2,500 advance to the Managing
Financial Advisor, which shall be applied against the nonaccountable expense allowance. In the event the Follow On Offering is not consummated, the Managing Financial Advisor shall only be required to refund the Company that portion of the advance, which is in excess of the actual documented out-of pocket expenses of unaffiliated third parties incurred by the Managing Financial Advisor prior to termination.


             3. Concurrent with the closing of the Follow On Offering, the Company shall sell to the Managing Financial Advisor (or its designated affiliates) (the " Financial Advisor's Warrants") covering an aggregate number of Securities equal to 10% of the number of Securities being sold in the Follow On Offering. The purchase price of the Warrant shall be $.001 per Warrant, and said Warrants shall be exercisable at $0.12 on a cashless basis for a period of five years from closing.

          4. The Company, no later than December 15, 2004, shall prepare and file with the Securities and Exchange Commission (the "Commission"), a Registration Statement, at the Company's expense, under the Securities Act of 1933, as amended (the "Act"), covering the Securities to be sold in the Follow On Offering. In the event that the Registration is not effective within 90 days thereafter or March 15, 2005 a penalty of 3% of the gross proceeds (PIK) per month will take effect. The Registration Statement shall also include the shares of the Company's Common Stock to be issued to the Financial Advisor and the Managing Financial Advisor pursuant to Paragraph 2 hereof and the Common Stock underlying the Managing Financial Advisor's Warrant and all the shares issued in the Follow-On Offering. The Registration Statement shall remain effective during the entire exercise term of the Managing Financial Advisors Warrants. The holders of the Managing Financial Advisor's Warrant may demand registration of the underlying shares of Common Stock without exercising the Managing Financial Advisor's Warrant. In addition, the Company has also agreed, to provide to the Managing Financial Advisor "piggyback" registration rights covering the shares of the Company's Common Stock referenced in paragraph #1 and the underlying Managing Financial Advisor's Warrants, and Follow On Offering. The Managing Financial Advisor's Warrant shall also provide for adjustment in the number and price of such warrants to prevent dilution. in accordance with a standard weighted-average anti-dilution formula. The Managing Financial Advisor's Warrants shall be non-redeemable. The proposed Registration Statement and all amendments thereto will be submitted to the Financial Advisor and its counsel prior to filing with the Commission. The Registration Statement, and all amendments and supplements thereto, will be in form satisfactory to the Managing Financial Advisor and its counsel and will contain audited financial statements and such other financial statements and schedules as may be required by the Act and the rules and regulations of the Commission thereunder. The content of any oral comments and copies of all comment letters received from the Commission and state securities authorities shall promptly be supplied to the Managing Financial Advisor and its counsel. The Managing Financial Advisor shall be given the opportunity to make such review and investigation in connection with the Registration Statement, as it deems desirable.


         5. Concurrently with the private offering or as required by applicable State Law, the necessary state securities law filings will be made with respect to the Securities to be sold in the Follow On Offering. The Company and the Managing Financial Advisor will cooperate in obtaining the necessary approvals and qualifications in such states, as the Managing Financial Advisor deems desirable.

         6. In addition to the commissions and expenses set forth in paragraph 2 above, the Company shall pay all documented out of pocket costs and expenses paid to unaffiliated third parties incident to the issuance, purchase, sale and delivery of the Securities, the Managing Financial Advisor's Warrant including, without limitation, (i) all fees and expenses incurred in connection with the


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shares to be sold in the Follow On Offering; (ii) If applicable, the costs and expenses incurred in connection with listing the securities sold in the Follow On Offering on the Nasdaq National, Small Cap or OTC Bulletin Board Market;
(iii) actual out of pocket and mailing expenses incurred by the Financial Advisor with respect to the transmission of the offering materials ; (iv) registrar and transfer agent fees; issue and transfer taxes, if any; (v) costs of counsel and accountants for the Company; (vi) all printing costs, including the Private Placement Memorandum, Registration Statement and all amendments thereto, private placement documents, bound volumes of the offering documents (4 sets for the Financial Advisor and its counsel) and as many offering material as the Managing Financial Advisor deems reasonably necessary; (vii) costs of engraving stock and warrant certificates Any expenses incurred by the Managing Financial Advisor shall not exceed in the aggregate $1,000 without the prior written consent of the Company. With respect to the offerings, it is agreed that Managing Financial Advisor's counsel shall perform the required Blue Sky legal services. All Blue Sky filing fees and expenses, including attorneys' fees and disbursements of counsel for the Managing Financial Advisor in connection therewith (which attorneys' fees, excluding disbursements, shall not exceed $2,500), shall be paid by the Company. Such attorney's fees and their disbursements shall be paid as follows: (i) $2,500 payable to Snow Becker Krauss PC (Counsel for Managing Financial Advisor on this transaction) The fees payable to Managing Financial Advisor's counsel pursuant to this paragraph 6, shall Not be included in, and be in addition to, the expense allowance set forth in paragraph 2 hereof. Notwithstanding the foregoing, in the event that the Company's Common Stock qualifies as a "covered security" under the federal securities laws, and is therefore exempt from registration requirement under state Blue Sky laws, there shall be no fees payable to counsel to the Managing Financial Advisor.

                  Since an important part of the Managing Financial Advisor's due diligence investigations involves examination of the background of the principals of the Company, the Company agrees, if requested by the Financial Advisor, to engage and pay for, in an amount not to exceed $2,000, an investigative search firm of the Managing Financial Advisor's choice to conduct a background check of the principals of the Company.


         7. The Company shall, at its cost and expense, take all necessary and appropriate action to remain listed on a Principal Market or on the OCTBB for at least two years after the Closing Date of the Follow On Offering.

         8. The Company, and the Managing Financial Advisor represent that no person has acted as a finder in connection with the transactions contemplated herein and the Financial Advisor, the Managing Financial Advisor and the Company agree to indemnify each other with respect to any claim for a finder's fee in connection with the offerings.

         9. If, at any time prior to the signing of the Private Placement Agreement or the closing, as the case may be, (i) the Company will not or cannot expeditiously proceed with the offerings, including without limitation as a result of the Company taking or not taking actions, or (ii) any of the representations, warranties or covenants of the Company herein are not materially correct or cannot be complied with, or (iii) in the Managing Financial Advisor's sole judgment, there occurs a material adverse change in the Company's financial condition, business, prospects or obligations, and the Managing Financial Advisor shall not commence or continue the private placement, or (iv) in the Managing Financial Advisor's sole judgment, market conditions are unsuitable for the offerings and the Managing Financial Advisor shall not commence or continue such offerings, the Company shall reimburse the Managing Financial Advisor for its actual documented out-of-pocket expenses paid to unaffiliated third parties (including, without limitation, its legal fees and disbursements) up to $2,500 including any advance previously paid pursuant to section 6 hereof.

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         Except as provided in this paragraph, and Section 10 of this letter is not intended to be a binding legal document, as the agreement between the parties hereto on these matters will be embodied in the Private Placement Agreement referred to above. Until the Private Placement Agreement has been finally negotiated and signed, either the Company or the Managing Financial Advisor may at any time terminate further participation in the proposed transactions.


         10. (a) This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                  (b) The Company and the Financial Advisor: (a) agree that any legal suit, action or proceeding arising out of or relating to this Letter of Intent shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (b) waive any objection which they may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York or the United States District Court for the Southern District of New York in any such suit, action or procedure. Each of the Company and the Managing Financial Advisor further agree to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding in the New York State Supreme Court, County of New York or the United States District Court for the Southern District of New York, and agree that service of process upon them mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process in any such suit, action or proceeding. In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney's fees.

11. This Letter of Intent may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         We are delighted at the prospect of working with you and look forward to a successful offering.

         If you are in agreement with the foregoing, please execute and return two copies of this letter to the undersigned.

                                       Very truly yours,

                                       VERTICAL CAPITAL PARTNERS, INC.



                                       By ____________________________
                                          Robert DePalo, Director of
                                          Corporate Finance.

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST ABOVE WRITTEN:
XRG, Inc.


By _________________________
     Mr. Kevin Brennan, President


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